Exhibit (a)(5)(ii)

Merrill Lynch Senior Floating Rate Fund II, Inc. (unaudited)
February 29, 2000


SCHEDULE OF INVESTMENTS
                S&P     Moody's    Face                       Senior Secured
Industries     Rating    Rating   Amount              Floating Rate Loan Interests*                            Value
Aircraft &      BB-     Ba3    $  860,676   Fairchild Semiconductors Corp., Term, due 4/30/2006           $      860,676
Parts--0.2%

Amusement &     B+      Ba3     6,000,000   Premier Park Inc., Term B, due 9/30/2005                           6,043,146
Recreational    B1      Ba3     5,000,000   SFX Entertainment Inc., Term B, due 7/29/2006                      5,004,375
Services--3.1%                                                                                            --------------
                                                                                                              11,047,521

Automotive                                  Collins & Aikman Corp.:
Equipment--2.8% BB-     Ba3     2,420,000     Term B, due 6/30/2005                                            2,401,245
                BB-     Ba3     1,485,000     Term C, due 12/31/2005                                           1,477,112
                                            Safelite Glass Corp.:
                B+      B1      1,243,750     Term B, due 12/23/2004                                             679,087
                B+      B1      1,243,750     Term C, due 12/23/2005                                             679,087
                                            Tenneco Automotive Inc.:
                BB      Ba3     2,500,000     Term B, due 11/02/2007                                           2,517,970
                BB      Ba3     2,500,000     Term C, due 5/02/2008                                            2,517,970
                                                                                                          --------------
                                                                                                              10,272,471

Broadcasting    B       B1      4,000,000   Benedek Broadcasting, Term, due 11/20/2007                         3,993,752
Radio &         NR++    NR++    6,000,000   Corus Entertainment Inc., Term, due 8/31/2007                      6,018,750
Television                                  Cumulus Media Inc.:
--5.9%          B+      B1      1,800,000     Term B, due 9/30/2007                                            1,809,563
                NR++    Ba3     1,200,000     Term C, due 2/28/2008                                            1,206,376
                NR++    Ba3     7,000,000   Gray Communications Systems, Term B, due 12/31/2005                7,037,191
                NR++    NR++    1,000,000   VHR Broadcasting, Term B, due 9/30/2007                            1,001,875
                                                                                                          --------------
                                                                                                              21,067,507

Building        B+      NR++    2,992,105   Better Minerals, Term B, due 9/30/2007                             3,003,326
Materials       BB-     B1      2,000,000   Trussway Industries, Term B, due 12/31/2006                        1,990,000
--1.4%                                                                                                    --------------
                                                                                                               4,993,326

Business        B+      B1      3,000,000   Muzak Audio, Term B, due 12/31/2006                                3,009,999
Services--0.8%

Cable           NR++    NR++    5,000,000   CCVI Operations, Term B, due 11/12/2008                            5,009,820
Television      BB+     Ba3    10,000,000   Charter Communications, Term B, due 3/18/2008                     10,029,330
Services--7.0%  BB-     B1      5,210,526   Classic Cable Inc., Term B, due 1/31/2008                          5,215,086
                B+      B1      5,000,000   Pegasus Media Communications Inc., Term, due 4/30/2005             5,014,585
                                                                                                          --------------
                                                                                                              25,268,821

Chemicals                                   Huntsman ICI Chemicals LLC.:
--4.2%          BB      Ba3     5,000,000     Term B, due 6/30/2007                                            5,039,284
                BB      Ba3     5,000,000     Term C, due 6/30/2008                                            5,039,284
                NR++    Ba3     4,962,500   Lyondell Petrochemical Co., Term E, due 5/17/2006                  5,094,954
                                                                                                          --------------
                                                                                                              15,173,522

Computer                                    Bridge Information:
Related         NR++    NR++    2,123,610     Term, due 5/29/2003                                              2,022,738
Products--1.7%  NR++    NR++    4,225,984     Term B, due 5/29/2005                                            4,072,204
                                                                                                          --------------
                                                                                                               6,094,942

Diversified     B+      Ba1     2,992,500   Blount International Inc., Term B, due 6/30/2006                   3,011,203
--0.8%

Drilling--0.6%  B+      B1      1,995,000   Key Energy Services Inc., Term B, due 9/14/2004                    1,998,741

Drug/           B+      B1      2,450,000   Duane Reade Co., Term B, due 2/13/2005                             2,450,767
Proprietary
Stores--0.7%


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


SCHEDULE OF INVESTMENTS (continued)
                S&P     Moody's    Face                       Senior Secured
Industries     Rating    Rating   Amount              Floating Rate Loan Interests*                            Value
Electronics/    B+      B1     $1,988,000   Dynamic Details, Term B, due 4/22/2005                        $    1,963,150
Electrical      BB-     Ba3     3,000,000   Intersil Corp., Term, due 8/04/2005                                3,008,439
Components--                                Semiconductor:
4.3%            BB-     Ba3     1,444,444     Term B, due 8/04/2005                                            1,459,972
                BB-     Ba3     1,555,555     Term C, due 8/04/2007                                            1,572,278
                B+      Ba3     4,560,089   Superior Telecom, Term A, due 5/27/2004                            4,560,659
                B+      B1      2,997,423   ViaSystems Inc., Term C, due 6/30/2005                             2,942,471
                                                                                                          --------------
                                                                                                              15,506,969

Energy--0.1%    NR++    Ba3       326,224   Plains Scurlock, Term B, due 5/12/2004                               322,554

Environmental                               URS Corp.:
Services--0.6%  BB      Ba3       995,000     Term B, due 6/09/2006                                            1,003,084
                BB      Ba3       995,000     Term C, due 6/09/2007                                            1,003,084
                                                                                                          --------------
                                                                                                               2,006,168

Financial       BB+     Ba3     5,000,000   Sovereign Bancorp. Inc., Term, due 11/17/2003                      5,021,875
Services--1.4%

Food & Kindred                              Specialty Foods, Inc.:
Products--0.6%  NR++    B3        734,114     Revolving Credit, due 1/31/2001                                    730,444
                NR++    B3      1,252,844     Term, due 1/31/2001                                              1,255,976
                                                                                                          --------------
                                                                                                               1,986,420

Furniture &                                 Simmons Co.:
Fixtures--1.7%  B+      Ba3     2,488,609     Term B, due 10/29/2005                                           2,492,499
                B+      Ba3     3,656,587     Term C, due 10/29/2006                                           3,662,303
                                                                                                          --------------
                                                                                                               6,154,802

Grocery--1.1%   B       B2      4,000,000   Grand Union Co., Term, due 8/17/2003                               3,980,000

Hotels &        NR++    NR++    6,288,240   Strategic Holdings Inc., Term, due 11/16/2004                      6,311,821
Motels--3.4%                                Wyndam International, Inc.:
                B+      B3      2,000,000     Term, due 6/30/2004                                              1,974,062
                B+      B3      4,000,000     Term, due 6/30/2006                                              3,895,556
                                                                                                          --------------
                                                                                                              12,181,439

Leasing &       BB-     B1      1,990,000   Anthony Crane Rental L.P., Term, due 7/20/2006                     1,941,908
Rental                                      Avis Rent A Car Inc.:
Services--3.6%  BB+     Ba3     2,500,000     Term B, due 6/30/2006                                            2,516,537
                BB+     Ba3     2,500,000     Term C, due 6/30/2007                                            2,518,125
                BB-     Ba3     3,000,000   Nations Rent Inc., Term B, due 7/20/2006                           2,998,749
                BB-     NR++    2,992,500   Rent Way Inc., Term B, due 9/30/2006                               2,998,111
                                                                                                          --------------
                                                                                                              12,973,430

Manufacturing   NR++    NR++    5,000,000   Citation Corporation, Term B, due 12/01/2007                       4,951,565
--4.2%                                      Mueller Industries Inc.:
                NR++    NR++    2,487,500     Term B, due 8/16/2006                                            2,504,214
                NR++    NR++    2,487,500     Term C, due 8/16/2007                                            2,504,214
                BB-     Ba3     5,000,000   Terex Corp., Term C, due 2/05/2006                                 5,013,020
                                                                                                          --------------
                                                                                                              14,973,013


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


SCHEDULE OF INVESTMENTS (continued)
                S&P     Moody's    Face                       Senior Secured
Industries     Rating    Rating   Amount              Floating Rate Loan Interests*                            Value
Medical         B+      B1     $2,000,000   Hanger Orthopedic Group Inc., Term B, due 12/30/2006          $    1,926,250
Equipment--1.2%                             Dade Behring Inc.:
                B+      Ba3     1,243,750     Term B, due 6/30/2006                                            1,247,082
                B+      Ba3     1,243,750     Term C, due 6/30/2007                                            1,247,082
                                                                                                          --------------
                                                                                                               4,420,414

Metals &        CCC-    NR++      980,000   AEI Resources Inc., Term B, due 12/31/2004                           869,750
Mining          BB      NR++    1,988,984   Asarco Inc., Term 2, due 5/15/2001                                 1,985,255
--1.6%          BB-     Ba2     2,992,500   LTV Corporation, Term, due 11/10/2004                              3,011,203
                                                                                                          --------------
                                                                                                               5,866,208

Packaging--2.1%                             Packaging Co.:
                BB      Ba3     3,795,726     Term B, due 4/12/2007                                            3,817,077
                BB      Ba3     3,795,726     Term C, due 4/12/2008                                            3,817,077
                                                                                                          --------------
                                                                                                               7,634,154

Paper--1.8%     B+      Ba3       319,444   Jefferson Smurfit Company/Container Corp. of America,
                                            Term B, due 3/24/2006                                                320,223
                B+      B1      3,614,938   Riverwood International Corp., Term B, due 2/28/2004               3,629,813
                B+      Ba3     2,396,930   Stone Container Corp., Term E, due 10/01/2003                      2,406,604
                                                                                                          --------------
                                                                                                               6,356,640

Printing &      B+      Ba3     1,971,637   Advanstar Communications Inc., Term C, due 6/30/2007               1,977,798
Publishing      BB      Ba3     3,000,000   Big Flower Holdings Inc., Term B, due 12/06/2008                   3,012,189
--3.9%          BB+     Ba1     6,000,000   Hollinger International Publishing Inc., Term B, due
                                            12/31/2004                                                         6,048,750
                BB-     B1      1,995,000   Merrill Communications LLC, Term B, due 11/23/2007                 2,009,340
                B+      B1      1,000,000   Reiman Publications, Term B, due 12/01/2005                        1,003,750
                                                                                                          --------------
                                                                                                              14,051,827

Property        NR++    Ba3     5,000,000   NRT Inc., Term, due 7/31/2004                                      4,979,690
Management      NR++    Ba3     2,985,000   Prison Realty Trust Inc., Term C, due 12/31/2002                   2,984,069
--2.2%                                                                                                    --------------
                                                                                                               7,963,759

Restaurants                                 Domino & Bluefence:
& Food          B+      B1        994,963     Term B, due 12/21/2006                                           1,000,249
Service--0.6%   B+      B1        996,000     Term C, due 12/21/2007                                           1,001,514
                                                                                                          --------------
                                                                                                               2,001,763

Tower           BB-     B1      5,000,000   American Tower L.P., Term B, due 12/30/2007                        5,038,540
Construction    NR++    NR++    5,000,000   Specrasite Communications, Term B, due 6/30/2006                   5,017,500
& Leasing--2.8%                                                                                           --------------
                                                                                                              10,056,040

Transportation  NR++    Ba1     5,000,000   Kansas City Southern Railroad, Term B, due 12/29/2006              5,038,280
Services--2.8%  B+      B1      2,000,000   North American Van Lines Inc., Term B, due 11/18/2007              1,996,876
                NR++    Ba2     2,976,341   Travel Centers of America Inc., Term B, due 3/27/2005              2,993,083
                                                                                                          --------------
                                                                                                              10,028,239

Utilities--2.1% NR++    Baa3    7,500,000   AES Texas Funding II, Term, due 5/19/2001                          7,509,375


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


SCHEDULE OF INVESTMENTS (concluded)
                S&P     Moody's    Face                       Senior Secured
Industries     Rating    Rating   Amount              Floating Rate Loan Interests*                            Value
Waste                                       Allied Waste:
Management--    BB      Ba3   $ 2,272,727     Term B, due 6/30/2006                                       $    2,194,095
2.2%            BB      Ba3     2,727,273     Term C, due 6/30/2007                                            2,634,496
                BB-     B1      3,000,000   Stericycle Inc., Term B, due 11/10/2006                            3,016,407
                                                                                                          --------------
                                                                                                               7,844,998

Wireless                                    Dobson Sygnet Operating Co.:
Telecommun-     NR++    B3      1,950,968     Term B, due 3/23/2007                                            1,958,633
ications--5.6%  NR++    B3      1,980,000     Term C, due 12/23/2007                                           1,990,520
                                            Nextel Communications Inc.:
                NR++    Ba2     2,500,000     Term B, due 6/30/2008                                            2,527,232
                NR++    Ba2     2,500,000     Term C, due 12/31/2008                                           2,527,233
                BB-     NR++    5,000,000   PowerTel PCS, Inc., Term B, due 12/31/2006                         4,984,375
                NR++    B2      1,000,000   Tritel Holdings, Term B, due 12/31/2007                            1,003,250
                B+      B1      5,000,000   VoiceStream Wireless Corporation, Term B, due 2/25/2009            5,029,295
                                                                                                          --------------
                                                                                                              20,020,538

                                            Total Senior Secured Floating Rate Loan Interests
                                            (Cost--$284,417,296)--79.1%                                      284,110,121


                                                        Short-Term Securities

Commercial                     12,000,000   CSW Credit Inc., 5.76% due 3/13/2000                              11,976,960
Paper**--15.2%                 16,906,000   General Motors Acceptance Corp., 5.94% due 3/01/2000              16,906,000
                                8,000,000   Hertz Corporation, 5.75% due 3/08/2000                             7,991,056
                               10,000,000   Morgan (J.P. & Co.), Inc., 5.78% due 3/10/2000                     9,985,550
                                8,000,000   Transamerica Finance Corporation, 5.76% due 3/16/2000              7,980,800
                                                                                                          --------------
                                                                                                              54,840,366

US Government Agency                        Federal Home Loan Mortgage Corporation:
Obligations**--2.8%             8,000,000     5.64% due 3/02/2000                                              7,998,747
                                2,050,000     5.71% due 3/09/2000                                              2,047,399
                                                                                                          --------------
                                                                                                              10,046,146

                                            Total Short-Term Securities
                                            (Cost--$64,886,512)--18.0%                                        64,886,512


Total Investments (Cost--$349,303,808)--97.1%                                                                348,996,633

Other Assets Less Liabilities--2.9%                                                                           10,243,765
                                                                                                          --------------
Net Assets--100.0%                                                                                        $  359,240,398
                                                                                                          ==============



 * The interest rates on senior secured floating rate loan interests are subject to change periodically based on the change in the prime rate of a US Bank, LIBOR (London Interbank Offered Rate), or, in some cases, another base lending rate.
** Commercial Paper and certain US Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Fund.
++  Not Rated.


See Notes to Financial Statements.


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of February 29, 2000
Assets:             Investments, at value (identified cost--$349,303,808)                                $   348,996,633
                    Cash                                                                                       4,655,763
                    Receivables:
                      Capital shares sold                                            $     3,475,908
                      Interest                                                             2,749,023           6,224,931
                                                                                     ---------------
                    Prepaid registration fees and other assets                                                   215,896
                                                                                                         ---------------
                    Total assets                                                                             360,093,223
                                                                                                         ---------------

Liabilities:        Payables:
                      Dividends to shareholders                                              549,439
                      Investment adviser                                                     210,141
                      Administrator                                                           88,481
                      Committment fees                                                         2,971             851,032
                                                                                     ---------------
                    Deferred income                                                                                1,793
                                                                                                         ---------------
                    Total liabilities                                                                            852,825
                                                                                                         ---------------

Net Assets:         Net assets                                                                           $   359,240,398
                                                                                                         ===============

Net Assets          Common Stock, par value $.10 per share; 1,000,000,000 shares
Consist of:         authorized                                                                           $     3,596,121
                    Paid-in capital in excess of par                                                         356,062,183
                    Accumulated realized capital losses on investments--net                                     (112,536)
                    Unrealized depreciation on investments--net                                                 (305,370)
                                                                                                         ---------------
                    Net Assets--Equivalent to $9.99 per share based on shares of
                    35,961,211 capital stock outstanding                                                 $   359,240,398
                                                                                                         ===============

                    See Notes to Financial Statements.


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


FINANCIAL INFORMATION (continued)

Statement of Operations
                                                                                                For the Six Months Ended
                                                                                                       February 29, 2000
Investment          Interest and discount earned                                                         $    12,960,640
Income:             Facility and other fees                                                                      216,105
                                                                                                         ---------------
                    Total income                                                                              13,176,745
                                                                                                         ---------------

Expenses:           Investment advisory fees                                         $     1,398,443
                    Administrative fees                                                      588,818
                    Registration fees                                                         97,853
                    Professional fees                                                         84,291
                    Transfer agent fees                                                       63,032
                    Tender offer costs                                                        52,318
                    Printing and shareholder reports                                          49,063
                    Accounting services                                                       41,730
                    Assignment fees                                                           34,371
                    Borrowing costs                                                           15,853
                    Directors' fees and expenses                                              12,050
                    Custodian fees                                                            11,611
                    Other                                                                     12,404
                                                                                     ---------------
                    Total expenses before reimbursement                                    2,461,837
                    Reimbursement of expenses                                               (364,531)
                                                                                     ---------------
                    Total expenses after reimbursement                                                         2,097,306
                                                                                                         ---------------
                    Investment income--net                                                                    11,079,439
                                                                                                         ---------------

Realized &          Realized loss on investments--net                                                           (107,497)
Unrealized Loss on  Change in unrealized appreciation/depreciation on
Investments--Net:   investments--net                                                                            (355,138)
                                                                                                         ---------------
                    Net Increase in Net Assets Resulting from Operations                                 $    10,616,804
                                                                                                         ===============

                    See Notes to Financial Statements.


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


FINANCIAL INFORMATION (continued)

Statements of Changes in Net Assets
                                                                                     For the Six         For the Period
                                                                                     Months Ended       March 26, 1999++
Increase (Decrease) in Net Assets:                                                February 29, 2000    to August 31, 1999
Operations:         Investment income--net                                           $    11,079,439     $     4,460,004
                    Realized loss on investments--net                                       (107,497)             (5,039)
                    Change in unrealized appreciation/depreciation on
                    investments--net                                                        (355,138)             49,768
                                                                                     ---------------     ---------------
                    Net increase in net assets resulting from operations                  10,616,804           4,504,733
                                                                                     ---------------     ---------------

Dividends to        Investment income--net                                               (11,079,439)         (4,460,004)
Shareholders:                                                                        ---------------     ---------------
                    Net decrease in net assets resulting from dividends to
                    shareholders                                                         (11,079,439)         (4,460,004)
                                                                                     ---------------     ---------------

Capital Share       Net increase in net assets resulting from capital shares
Transactions:       transactions                                                         130,277,328         229,280,976
                                                                                     ---------------     ---------------

Net Assets:         Total increase in net assets                                         129,814,693         229,325,705
                    Beginning of period                                                  229,425,705             100,000
                                                                                     ---------------     ---------------
                    End of period                                                    $   359,240,398     $   229,425,705
                                                                                     ===============     ===============


++  Commencement of operations.

                    See Notes to Financial Statements.


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


FINANCIAL INFORMATION (continued)

Statement of Cash Flows
                                                                                                For the Six Months Ended
                                                                                                       February 29, 2000
Cash Provided by    Net increase in net assets resulting from operations                                 $    10,616,804
Operating           Adjustments to reconcile net increase in net assets resulting from operations
Activities:         to net cash provided by operating activities:
                      Increase in receivables                                                                 (1,353,957)
                      Increase in other assets                                                                   (28,444)
                      Decrease in other liabilities                                                              (94,446)
                      Realized and unrealized loss on investments--net                                           462,635
                      Amortization of discount                                                                (1,159,353)
                                                                                                         ---------------
                    Net cash provided by operating activities                                                  8,443,239
                                                                                                         ---------------

Cash Used for       Proceeds from principal payments and sales of loan interests                              74,438,864
Investing           Purchases of loan interests                                                             (160,116,425)
Activities:         Purchases of short-term investments                                                   (1,556,602,412)
                    Proceeds from sales and maturities of short-term investments                           1,518,307,110
                                                                                                         ---------------
                    Net cash used for investing activities                                                  (123,972,863)
                                                                                                         ---------------

Cash Provided by    Cash receipts on capital shares sold                                                     141,097,548
Financing           Cash payments on capital shares tendered                                                 (16,141,051)
Activities:         Dividends paid to shareholders                                                            (4,811,318)
                                                                                                         ---------------
                    Net cash provided by financing activities                                                120,145,179
                                                                                                         ---------------

Cash:               Net increase in cash                                                                       4,615,555
                    Cash at beginning of period                                                                   40,208
                                                                                                         ---------------
                    Cash at end of period                                                                $     4,655,763
                                                                                                         ===============

Non-Cash            Capital shares issued in reinvestment of dividends paid to shareholders              $     6,082,624
Financing                                                                                                ===============
Activities:

                    See Notes to Financial Statements.


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


FINANCIAL INFORMATION (concluded)

Financial Highlights
The following per share data and ratios have been derived
from information provided in the financial statements                                 For the Six         For the Period
                                                                                      Months Ended      March 26, 1999++
Increase (Decrease) in Net Asset Value:                                            February 29, 2000    to August 31, 1999
Per Share           Net asset value, beginning of period                             $         10.01     $         10.00
Operating                                                                            ---------------     ---------------
Performance:        Investment income--net                                                       .37                 .27
                    Realized and unrealized gain (loss) on investments--net                     (.02)                .01
                                                                                     ---------------     ---------------
                    Total from investment operations                                             .35                 .28
                                                                                     ---------------     ---------------
                    Less dividends from investment income--net                                  (.37)               (.27)
                                                                                     ---------------     ---------------
                    Net asset value, end of period                                   $          9.99     $         10.01
                                                                                     ===============     ===============

Total Investment    Based on net asset value per share                                         3.58%+++            3.02%+++
Return:**                                                                            ===============     ===============

Ratio to Average    Expenses, net of reimbursement                                             1.42%*               .55%*
Net Assets:                                                                          ===============     ===============
                    Expenses                                                                   1.67%*              1.77%*
                                                                                     ===============     ===============
                    Investment income--net                                                     7.51%*              6.77%*
                                                                                     ===============     ===============

Supplemental        Net assets, end of period (in millions)                          $           359     $           229
Data:                                                                                ===============     ===============
                    Portfolio turnover                                                        29.84%              28.49%
                                                                                     ===============     ===============


  * Annualized.
 ** Total investment returns exclude the early withdrawal charge, if any. The Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
 ++ Commencement of operations.
+++ Aggregrate total investment return.

    See Notes to Financial Statements.



Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch Senior Floating Rate Fund II, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. The Fund's financial statements are prepared in accordance with generally accepted accounting principles, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal recurring nature.

(a) Loan participation interests--The Fund invests in senior secured floating rate loan interests ("Loan Interests") with collateral having a market value, at time of acquisition by the Fund, which Fund management believes equals or exceeds the principal amount of the corporate loan. The Fund may invest up to 20% of its total assets in loans made on an unsecured basis. Depending on how the loan was acquired, the Fund will regard the issuer as including the corporate borrower along with an agent bank for the syndicate of lenders and any intermediary of the Fund's investment. Because agents and intermediaries are primarily commercial banks, the Fund's investment in corporate loans at February 29, 2000 could be considered to be concentrated in commercial banking.

(b) Valuation of investments--Loan Interests are valued in accordance with guidelines established by the Board of Directors. Until July 9, 1999, Loan Interests for which an active secondary market exists and for which the Investment Adviser can obtain at least two quotations from banks or dealers in Loan Interests were valued by calculating the mean of the last available bid and asked prices in the markets for such Loan Interests, and then using the mean of those two means. If only one quote for a particular Loan Interest was available, such Loan Interest was valued on the basis of the mean of the last available bid and asked prices in the market. As of July 12, 1999, pursuant to the approval of the Board of Directors, the Loan Interests are valued at the mean between the last available bid and asked prices from one or more brokers or dealers as obtained from Loan Pricing Corporation. For Loan Interests for which an active secondary market does not exist to a reliable degree in the opinion of the Investment Adviser, such Loan Interests will be valued by the Investment Adviser at fair value, which is intended to approximate market value.

Other portfolio securities may be valued on the basis of prices furnished by one or more pricing services which determine prices for normal, institutional-size trading units of such securities using market information, transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. In certain circumstances, portfolio securities are valued at the last sale price on the exchange that is the primary market for such securities, or the last quoted bid price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales during the day. Short-term securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

(c) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Interest rate transactions--The Fund is authorized to enter into interest rate swaps and purchase or sell interest rate caps and floors. In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest on a specified notional principal amount. The purchase of an interest rate cap (or floor) entitles the purchaser, to the extent that a specified index exceeds (or falls below) a predetermined interest rate, to receive payments of interest equal to the difference between the index and the predetermined rate on a notional principal amount from the party selling such interest rate cap (or floor).



Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000



NOTES TO FINANCIAL STATMENTS (concluded)

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis. Facility fees are accreted into income over the term of the related loan.

(f) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory and Administrative
Services Agreement and Transactions with
Affiliates:
The Fund has entered into an Investment Advisory Agreement with MLAM. The general partner of MLAM is Princeton Services, Inc.
("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to perform this investment advisory function. For such services, the Fund pays a monthly fee at an annual rate of .95% of the Fund's average daily net assets. For the six months ended February 29, 2000, MLAM earned fees of $1,398,443, of which $364,531 was voluntarily waived.

The Fund also has an Administrative Services Agreement with MLAM whereby MLAM will receive a fee equal to an annual rate of .40% of the Fund's average daily net assets on a monthly basis, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

For the six months ended February 29, 2000, Merrill Lynch Funds Distributor, Inc. ("MLFD"), a division of Princeton Funds Distributor, Inc. ("PFD"), a wholly-owned subsidiary of Merrill Lynch Group, Inc., earned early withdrawal charges of $127,030 relating to the tender of the Fund's shares.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, FDS, PFD, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended February 29, 2000 were $160,116,425 and $74,433,839, respectively.

Net realized losses for the six months ended February 29, 2000 and net unrealized gains (losses) as of February 29, 2000 were as follows:

                                     Realized     Unrealized
                                      Losses    Gains (Losses)

Long-term investments             $  (107,497)   $   (307,175)
Unfunded loan interests                    --           1,805
                                  -----------    ------------
Total                             $  (107,497)   $   (305,370)
                                  ===========    ============


As of February 29, 2000, net unrealized depreciation for financial reporting and Federal income tax purposes aggregated $307,175, of which $1,690,931 is related to appreciated securities and $1,998,106 is related to depreciated securities. The aggregate cost of investments at February 29, 2000 for Federal income tax purposes was $349,303,808.



Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


4. Capital Share Transactions:
Transactions in capital shares were as follows:


For the Six Months Ended                            Dollar
February 29, 2000                     Shares        Amount

Shares sold                        14,042,762   $140,335,755
Shares issued to share-
holders in reinvestment
of dividends                          608,823      6,082,624
                                  -----------   ------------
Total issued                       14,651,585    146,418,379
Shares tendered                    (1,615,133)   (16,141,051)
                                  -----------   ------------
Net increase                       13,036,452   $130,277,328
                                  ===========   ============


For the Period March 26, 1999++                     Dollar
to August 31, 1999                    Shares        Amount

Shares sold                        23,185,920   $231,994,651
Shares issued to share-
holders in reinvestment
of dividends                          204,831      2,051,012
                                  -----------   ------------
Total issued                       23,390,751    234,045,663
Shares tendered                      (475,992)    (4,764,687)
                                  -----------   ------------
Net increase                       22,914,759   $229,280,976
                                  ===========   ============

++Prior to March 26, 1999 (commencement of operations), the Fund issued 10,000 shares to MLAM for $100,000.


5. Short-Term Borrowings:
On June 21, 1999, the Fund entered into a one-year credit agreement with The Bank of New York. The agreement is a $25,000,000 credit facility bearing interest at the Prime rate, Federal Funds rate plus
 .50% and/or Eurodollar rate plus .50%. The Fund had no borrowings under this commitment during the six months ended February 29, 2000. For the six months ended February 29, 2000, facility and commitment fees were approximately $16,000.

6. Capital Loss Carryforward:
At August 31, 1999, the Fund had a net capital loss carryforward of approximately $5,000, all of which expires in 2007. This amount will be available to offset like amounts of any future taxable gains.

7. Subsequent Event:
The Fund began a quarterly tender offer on April 19, 2000 which concludes on May 19, 2000.


Merrill Lynch Senior Floating Rate Fund II, Inc.
February 29, 2000


PORTFOLIO PROFILE (unaudited)

AS OF FEBRUARY 29, 2000

                                           Percent of
Ten Largest Holdings                      Total Assets

Huntsman ICI Chemicals LLC                     2.8%
Charter Communications                         2.8
Packaging Co.                                  2.1
AES Texas Funding II                           2.1
Gray Communications Systems                    2.0
Strategic Holdings Inc.                        1.8
Simmons Co.                                    1.7
Bridge Information                             1.7
Hollinger International Publishing Inc.        1.7
Premier Park Inc.                              1.7


                                           Percent of
Five Largest Industries                   Total Assets

Cable Television Services                      7.0%
Broadcasting Radio & Television                5.9
Wireless Telecommunications                    5.6
Electronics/Electrical Components              4.3
Chemicals                                      4.2


                                            Percent of
Quality Rating                              Long-Term
S&P/Moody's                                Investments

BBB/Baa                                        2.6%
BB/Ba                                         62.1
B/B                                           21.1
CCC/Caa                                        0.3
NR (Not Rated)                                13.9